Exhibit 107.1
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Appian Corporation
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other	10,000,000	$23.30	$233,000,000.00	0.0001381	$32,177.30
Total Offering Amounts					$233,000,000.00		$32,177.30
Total Fee Offsets(3)							$0.00
Net Fee Due							$32,177.30

(1)    This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A common stock, par value US $0.0001 per share (“Common Stock”) of Appian Corporation (the “Company” or “Registrant”) authorized for issuance under the Amended and Restated Appian Corporation 2017 Equity Incentive Plan (the “Plan”) and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)    Calculated solely for the purpose of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 16, 2026.

(3) There are no fee offsets..